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                                                                   EXHIBIT 10.18

                     CONTRACT OF LEASE OF FACTORY BUILDINGS


         Maiyuan Administration Area of Changping Township, Dongguan City shall lease to IMS (HK) Ltd. in a compensable and terminable form the two factory buildings constructed for industrial purposes and their corresponding complementary living quarters to run a wholly-owned enterprise. Its trade name registered domestically is "Dongguan IMG Electronics Co. Ltd." which will be engaged in the operation and manufacture of circuit boards, multimedia cards and other products. In the principle of sincere cooperation and mutual benefit, the parties have, through friendly discussions, reached the following agreement. The Lessor, Maiyuan Administration Area, is Party A (Same as below) to this Contract; the Lessee, Dongguan IMG Electronics Co. Ltd., is Party B (Same as below) to this Contract.


         I.      Location and Area of the Premises

         1. Party A's factory buildings are located on the left side of "Changdong" highway within Maiyuan Administration Area, Building A to the southeast and Building B to the southwest. Building A includes areas of various construction as below: 4,412.8 square meters for workshops, 2,107.5 square meters for living quarters and 17.2 square meters for entrance security room; Building B includes areas of various construction as below: 4,480.2 square meters for workshops, 2,118.3 square meters for living quarters and 18 square meters for entrance security room; the adjoining area between Building A and B is 342 square meters; on top of the elevator rooms of Building A and B is an area of 165.7 square meters; a power room has an area of ________[illegible] square meters. The total area of the premises covers _______________ square meters.


         II. Term of Lease, Rent, Compensation of Foreign Exchange Settlement and Calculation of Management Fees for Comprehensive Services

         2. The term of lease is five years from June 1, 1996 to May 31, 2001. Upon expiration of the term, Party B shall be entitled the priority for a renewal of the leasehold under the same terms and conditions.

         3. Party A shall lease the workshops, living quarters and other structures to Party B at a flat monthly rate of 9 yuan (Renminbi) per square meter, and the rent at the base of 9 yuan will be increased at a rate of 10% every two years.

         4. In accordance with the relevant policies and conventional practice, a compensation of foreign exchange settlement will be collected at a certain rate towards "wholly foreign-owned enterprises, equity and cooperative joint ventures" as a makeup for the interest of the Chinese side. The parties agree that Party B shall compensate Party A at 70 yuan per person a month, which will be calculated on the basis of total number of employees as set by the Office of Processing Work of the Township. If Party B's total number of employees is less than 800, Party A shall charge Party B based on the conversion of one person into 12 square meters out of the total area of the factory buildings.

         5. Party A shall collect from Party B the comprehensive service fees of RMB 3,000 yuan a month.













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         III.    Methods of Payment/Collection for Rent and Other Fees

         6. The total amount of annual rent and compensation of foreign exchange settlement shall be paid by Party B in four quarters, and each payment shall be made by the end of each quarter. In case of a default in payment, Party A shall impose on Party B a fine equal to 10% of the remaining balance.

         7. The comprehensive services management fees of a given year shall be paid at one time by the end of December.

         IV.     Liabilities of the Parties

         8. Party A shall provide Party B with the necessary facilities for the supply of water and electricity, lay 75MM of water pipes to the peripheries of the factory and high-voltage transmission lines to the side of power room, and shall be responsible for the expenses to increase electricity
capacity to 100KV for Party B.   Party B shall be responsible for the expenses
of other facilities. Party A shall assist Party B in handling the procedures involved.

         9. Party A shall comply with Party B's intention to install in the factory qualified fire prevention facilities, two cargo elevators and two door gates.

         10. Party A shall play an active role in assisting Party B to perform a good job in terms of security and other management so as to ensure Party B of a secured and stable environment for production and livelihood and also to collaborate with Party B in coordinating various business relationship with the relevant authorities of higher authorities.

         11. Party A must provide Party B with a certificate of qualification on the inspection and acceptance of the factory buildings issued by the Construction Commission of Dongguan Municipal Government, the content of which shall testify to the standards of weigh load at 500 kg per floor, a demonstration of the safety.

         12. During the first year of Party B's leasehold, Party A shall be responsible for the maintenance and repair work of the factory and living quarters for any problem related to the structures. But Party B shall be responsible for the maintenance in the ensuing four years .

         13. Party B must conduct its business lawfully, accept supervision and instructions from the relevant departments, make sure to carry out production safely and implement various kinds of safety measures. Any debt or creditor's interest occurred during the leasehold shall be irrelevant to Party A.

         14. Party B shall handle the procedures of underwriting insurance policies with an insurance institution for the structures it has leased as of the first month of the leasehold, with Party A as the beneficiary party for the compensation of insurance.

         15. Party B must do a good job of environmental protection. Garbage should be placed in a constructed dumping ground and Party A will be commissioned at 300 yuan a month to ship away the garbage.

         16. In addition to the aforesaid fees, Party B shall pay to the "Foreign and Economic Office" of the Township People's Government a fee equal to 6 per thousand of the total export value. The fees collected by Party A on behalf of the higher government (such as security fees, management fees for outside workers, etc.) shall be paid in time to Party A's security association at approximately 225 yuan per person a year.





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         V.      Fine on Violation of the Contract

         17. If a party unilaterally violates the Contract within the valid term provided by this Contract upon its effectiveness, it shall pay to the other party a fine equal to six months' rent.

         VI.     Ownership of the Properties

         18. The ownership of the structures and other fixtures used by Party B belong to Party A.

         19. The ownership of production equipment, materials, products, office equipment, daily utensils and electrical appliances for daily use belong to Party B and they shall be disposed by Party B according to the relevant provisions.


         VII.    Miscellaneous

         20. Party A shall pay Party B a deposit of 200,000 yuan within 10 days upon validation of this Contract, which shall be offset by the deduction of the said year's rent.

         21. If there is any matter that is not provided for in this Contract, the parties shall work out through consultation a supplementary agreement which shall be equally authentic as this Contract.

         22. In case this Contract conflicts with the state laws and regulations, the latter shall be held as the standards.

         23. This Contract has two originals with each party in possession of one and shall become effective upon execution.



Party A:                                      Party B:
Maiyuan Administration Area                   Dongguan IMG Electronics Co. Ltd.
of Changping Township, Dongguan City          (Official Seal)
(Official Seal)


Representative:  Chen Yinyuan (Signature)     Representative:  Dong Jiahua
(Signature)




                              Date:   April 11, 1996
















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